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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Employee Stock Option Plan of Eco Soil Systems, Inc. of our report date March 3, 2000, except for the last five paragraphs of
Note 11, as to which the date is April 12, 2000, with respect to the consolidated financial statements and schedule of Eco Soil Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP




San Diego, California
July 28, 2000